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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items
     72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Diversified Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      326,102  0.02             16,432,665        14.97


     Class B      24,973   0.02             1,446,115         14.97


     Class C      36,015   0.02             2,078,971         14.97


     Class I      2,889,404         0.42             4,247,012         14.97








     Evergreen High Grade Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      2,559,291         0.43             5,877,251         11.20


     Class B      583,070           0.36             1,441,818         11.20


     Class C      321,369           0.36             804,508  11.20


     Class I      935,858  0.47             1,967,666         11.20